REINFORCING LUXURY SKIN CARE LEADERSHIP THROUGH EXPERIENCE AND INNOVATION Daisy Jiang SVP/GENERAL MANAGER—LA MER, CHINA Exhibit 99.6

#1 LUXURY SKIN CARE BRAND IN CHINA[1]


BUSINESS
CHINA DOMESTIC RETAIL SALES | GROWTH RATE
$1,332M | 11.8%
FY26
FY26 VS. FY25
CHINESE CONSUMER[2] RETAIL SALES | PRESTIGE BEAUTY SHARE
$3,185M | 9.1%
FY26


CONSUMER
TURNING CONSUMER-FACING EXPERIENCE INTO SOLID GROWTH
NUMBER OF CUSTOMERS CHINA DOMESTIC
1.6M
FY26
NEW TO FILE CUSTOMER SALES CONTRIBUTION %
45%
FY26
NEW TO FILE CUSTOMER GROWTH
+23.4%
FY26 VS. FY25
FY26 CONSUMER RETENTION
28% | 44%
ALL CHANNELS
OFFLINE


MARKET LEADERSHIP
NEW PRODUCT LAUNCHES | POWER SUSTAINED SHARE GAIN
#1
Luxury Skin Care[1]
CHINA DOMESTIC AND CHINESE CONSUMER[2], FY26
26.6% | 56 BPS
FY26

Note: 1. Beauté Research 2. Chinese Consumer Retail Sales = Travel Retail APAC + Mainland China + Hong Kong SAR

Action Plan Priority #3 BOOST CONSUMER-FACING INVESTMENTS Crafting immersive retail experience and unrivaled luxury sanctuaries Action Plan Priority #2 CREATE TRANSFORMATIVE INNOVATION New product launches as core growth engine for brand equity & portfolio amplification

1. Beauté Research, retail sales growth, FY26 vs. FY25 2. Anti Aging NEW PRODUCT LAUNCHES AS CORE GROWTH ENGINE FOR BRAND EQUITY & PORTFOLIO AMPLIFICATION Action Plan Priority #2: Create Transformative Innovation Establish High-Efficacy Leadership Elevate Luxury Image and Emotional Connection Franchise Play To Redefine Ultimate AA2 Solution 53% FY26 FRANCHISE NEW-TO-FILE BUYERS +25%1 FY26 NIGHT FRANCHISE GROWTH CORE AA2 FRANCHISE

CRAFTING ELEVATED, IMMERSIVE RETAIL EXPERIENCE Action Plan Priority #3: Boost Consumer-facing Investments Build Immersive Brand Experience Store Offer the Most Advanced Skin Diagnostic Tailor-Made CRM Engaging Omnichannel Retail Journey

PINNACLE LUXURY EXPERIENCE Action Plan Priority #3: Boost Consumer-facing Investments Leverage SPA de La Mer In All Doors Establish Paid Services Across 34 Luxury Hotel & Resort Destinations Scale Genaissance de La Mer Awareness for VVlP Community

ELEVATE LUXURY SANCTUARIES Institutionalizing Wellness Experiences ELEVATING SPA EXCELLENCE EXPANDING DESTINATION SPAS & LUXURY HALO Action Plan Priority #3 Boost Consumer-Facing Investments Action Plan Priority #2 Create Transformative Innovation AMPLIFY INNOVATION FRONTIERS Fortifying Core Anti-aging Leadership CO-DEVELOPING GLOBAL SCIENTIFIC BREAKTHROUGHS UNLOCKING LOCALLY TAILORED INNOVATIONS